                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / /  Confidential, for Use of the Commission Only
    /X/  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                                  PERCLOSE, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2).
/ /  $500 per each party to the controversy pursuant to Exchange Act
     Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     (5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ /  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
        ------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     (3) Filing Party:
        ------------------------------------------------------------------------
     (4) Date Filed:
        ------------------------------------------------------------------------

                                 PERCLOSE, INC.
                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                        TO BE HELD ON SEPTEMBER 24, 1996

                            ------------------------

TO THE STOCKHOLDERS:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of PERCLOSE, INC., a Delaware corporation (the "Company") will be held on Tuesday, September 24, 1996, at 10:00 a.m., local time, at the Company's principal executive offices, 199 Jefferson Drive, Menlo Park, California 94025 for the following purposes (as more fully described in the Proxy Statement accompanying this Notice):

    1. To elect two Class I directors of the Company to serve for terms of three years expiring upon the 1999 Annual Meeting of Stockholders or until their successors are elected.

    2. To approve an amendment of the Company's 1992 Stock Plan to (a) increase the number of shares of Common Stock available for issuance thereunder by 450,000 shares and (b) provide for the grant of stock options and stock purchase rights under the 1992 Stock Plan to non-employee directors of the Company.

    3. To ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending March 31, 1997.

    4. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    Only stockholders of record at the close of business on July 26, 1996 are entitled to notice of and to vote at the Annual Meeting.

    All stockholders are cordially invited to attend the meeting. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. If you attend the meeting, you may vote in person even if you return a proxy.

                                          FOR THE BOARD OF DIRECTORS

                                          John B. Simpson, Ph.D., M.D.
                                          CHAIRMAN OF THE BOARD OF DIRECTORS

Menlo Park, California
July 29, 1996

                                    IMPORTANT
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON, EVEN IF YOU RETURN A PROXY.

                                 PERCLOSE, INC.
                               ------------------

                              PROXY STATEMENT FOR
                      1996 ANNUAL MEETING OF STOCKHOLDERS

                               SEPTEMBER 24, 1996
                             ---------------------

              INFORMATION CONCERNING VOTING AND PROXY SOLICITATION

GENERAL

    The enclosed proxy is solicited on behalf of the Board of Directors of Perclose, Inc. ("Perclose" or the "Company") for use at the Annual Meeting of Stockholders to be held on September 24, 1996 at 10:00 a.m., local time, or at any adjournment thereof. The Annual Meeting will be held at the Company's principal executive offices, 199 Jefferson Drive, Menlo Park, California 94025. The telephone number at the meeting location is (415) 473-3100.

    These proxy solicitation materials and the Annual Report to stockholders for the fiscal year ended March 31, 1996 (the "Last Fiscal Year"), including financial statements, were first mailed on or about August 7, 1996, to all stockholders entitled to vote at the Annual Meeting.

RECORD DATE AND VOTING SECURITIES

    Stockholders of record at the close of business on July 26, 1996 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At the Record Date, 9,493,986 shares of the Company's Common Stock, $.001 par value (the "Common Stock"), were issued and outstanding and held of record by approximately 345 stockholders.

REVOCABILITY OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person. Attending the Annual Meeting in and of itself may not constitute a revocation of a proxy.

VOTING AND SOLICITATION

    Each stockholder is entitled to one vote for each share held as of the record date. Stockholders will not be entitled to cumulate their votes in the election of directors.

    The cost of soliciting proxies will be borne by the Company. The Company expects to reimburse brokerage firms and other persons representing beneficial owners of shares for their expense in forwarding solicitation material to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, in person or by telephone or facsimile.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

    Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of the Company's Transfer Agent. The Inspector will also determine whether or not a quorum is present. Except in certain specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law also provides that a quorum consists of a majority of shares entitled to vote and present or represented by proxy at the meeting.

    The Inspector will treat shares that are voted "WITHHELD" or "ABSTAIN" as being present and entitled to vote for purposes of determining the presence of a quorum but will not be treated as votes in favor of approving any matter submitted to the stockholders for a vote. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted for the election of the two Class I directors, for approval of the amendment of the 1992 Stock Plan, for the confirmation of the appointment of the designated independent auditors and, as the proxy holders deem advisable, on other matters that may come before the meeting, as the case may be with respect to the items not marked.

    If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("Broker Non-Votes"), those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS TO BE PRESENTED AT 1997 ANNUAL MEETING

    Proposals that are intended to be presented by stockholders of the Company at the 1997 Annual Meeting must be received by the Company no later than March 31, 1997 in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (the "SEC") and the National Associates of Securities Dealers, Inc. Executive officers, directors and greater than ten percent stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, with respect to fiscal year 1996, all filing requirements applicable to its officers, directors and ten percent stockholders were complied with.

SHARE OWNERSHIP OF DIRECTORS, OFFICERS AND CERTAIN BENEFICIAL OWNERS

    The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Common Stock of the Company as of July 26, 1996, by (i) each person who is known to the Company to beneficially own more than five percent of the outstanding shares of its Common Stock, (ii) each director and nominee for election, (iii) each officer named in the Summary Compensation Table below and (iv) all directors, nominees for election and executive officers as a group. Unless otherwise indicated, officers and directors can be reached at the Company's principal executive offices. A total of 9,493,986 shares of the Company's Common Stock were issued and outstanding as of July 26, 1996.

                                                                                          SHARES      APPROXIMATE
                                                                                        BENEFICIALLY    PERCENT
NAME AND ADDRESS                                                                         OWNED (1)     OWNED (2)
- --------------------------------------------------------------------------------------  -----------  -------------
Robert C. Bellas, Jr. (3).............................................................      413,956         4.4%
  2730 Sand Hill Road, Suite 280
  Menlo Park, CA 94025

Vaughn D. Bryson (4)..................................................................       20,207           *
  Vector Securities International, Inc.
  1751 Lake Cook Road, Suite 350
  Deerfield, IL 60015

Tomoaki Hinohara, M.D. (5)............................................................      187,204         2.0

Henry A. Plain, Jr. (6)...............................................................      321,092         3.4

John B. Simpson, Ph.D., M.D. (7)......................................................    2,033,078        21.4

James W. Vetter, M.D. (8).............................................................      392,845         4.1

Mark A. Wan (9).......................................................................       54,759           *
  Three Arch Partners
  2800 Sand Hill Road, Suite 270
  Menlo Park, CA 94025

Michael L. Eagle......................................................................           --          --
  Eli Lilly and Company
  Lilly Corporate Center
  Indianapolis, IN 46285

Serge Lashutka........................................................................           --          --
  Unocal Corporation
  2141 Rosecrans Avenue, Suite 4000
  El Segundo, CA 90245

Randolph E. Campbell..................................................................       52,716           *

Jeffrey M. Closs......................................................................       89,352           *

Ronald W. Songer......................................................................      102,910         1.1

Steve M. Van Dick (10)................................................................       17,778           *

All directors and executive officers as a group (11)..................................    3,685,897        38.8

- ------------------------
* Less than 1%.

 (1) Except as indicated in the footnotes to this table, the persons or entities named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

 (2) Percent of the outstanding shares of Common Stock, treating as outstanding all shares issuable on exercise of options held by the particular beneficial owner that are included in the first column.

 (3) Consists of 394,415 shares held by Morgenthaler Venture Partners III. Mr. Bellas is a general partner of Morgenthaler Management Partners III, the managing general partner of Morgenthaler Venture Partners III, and disclaims beneficial ownership of the shares held by such entity except to the extent of his proportionate partnership interest therein. Voting and investment power are shared by the general partners of Morgenthaler Venture Partners III. Also includes 3,541 shares issuable upon exercise of stock options exercisable within 60 days after July 26, 1996.

 (4) Consists of 20,207 shares issuable upon exercise of stock options exercisable within 60 days after July 26, 1996.

 (5) Includes 6,353 shares issuable upon exercise of stock options exercisable within 60 days after July 26, 1996.

 (6) Includes 25,000 shares held by the Alexandra Marie Plain 1994 Trust and 25,000 shares held by the Henry Albert Plain, III 1994 Trust, over each of which Mr. Plain holds voting and dispositive control.

 (7) Includes (i) 1,342,857 shares held by the Simpson Family Trust over which Dr. Simpson and his wife hold voting and dispositive control, (ii) 50,000 shares held by Kendall L. Simpson, 50,000 shares held by Kimberly Lynn Simpson and 50,000 shares held by Lindi D'Aunn Simpson and (iii) 446,294 shares held by Fox Hollow, Ltd. and 50,000 shares held by John B. Simpson as Custodian for John David Simpson over which Dr. Simpson holds voting and dispositive control. Also includes 3,541 shares issuable upon exercise of stock options exercisable within 60 days after July 26, 1996.

 (8) Includes 6,353 shares issuable upon exercise of stock options exercisable within 60 days after July 26, 1996.

 (9) Includes 25,485 shares held by Three Arch Partners, L.P. and 5,733 shares held by Three Arch Associates, L.P. Mr. Wan is a general partner of both Three Arch Partners, L.P. and Three Arch Associates, L.P. and disclaims beneficial ownership of the shares held by such entities except to the extent of his proportionate partnership interest therein. Also includes 23,541 shares issuable upon exercise of stock options exercisable within 60 days after July 26, 1996. Excludes shares held by Brentwood Associates V, L.P., in which Mr. Wan has a carried interest. Mr. Wan is a Special Limited Partner of entities affiliated with Brentwood Associates and disclaims beneficial ownership of all shares held by such entities, except to the extent of his carried interest therein.

(10) Effective March 31, 1996, Mr. Van Dick resigned his positions with the Company. Effective May 8, 1996, Kenneth E. Ludlum is the Company's Vice President of Finance and Administration and Chief Financial Officer.

(11) Includes 394,415 shares held by Morgenthaler Venture Partners III, 1,342,857 shares held by the Simpson Family Trust, 50,000 shares held by Kendall L. Simpson, 50,000 shares held by the John B. Simpson as Custodian for John David Simpson, 50,000 shares held by Kimberly Lynn Simpson, 50,000 shares held by Lindi D'Aunn Simpson, 446,294 shares held by Fox Hollow, Ltd., 25,000 shares held by the Alexandra Marie Plain 1994 Trust, 25,000 shares held by the Henry Albert Plain, III Trust, 25,485 shares held by Three Arch Partners, L.P., 5,733 shares held by Three Arch Associates, L.P. and 63,536 shares issuable upon exercise of stock options exercisable within 60 days after July 26, 1996. See footnotes 3-9 above.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

DIRECTORS AND NOMINEES FOR DIRECTOR

    Pursuant to the Company's Certificate of Incorporation, the Company's Board of Directors currently consists of seven persons, divided into three classes serving staggered terms of three years. Currently there are two directors in Class I, two directors in Class II and three directors in Class III. Two Class I directors are to be elected at the Annual Meeting. The Class II and Class III directors will be elected at the Company's 1997 and 1998 Annual Meetings of Stockholders, respectively. Each of the two Class I directors elected at the Annual Meeting will hold office until the 1999 Annual Meeting of Stockholders or until his successor has been duly elected and qualified.

    In the event that any of such persons becomes unavailable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies in their discretion for any nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that any of the nominees will be unavailable to serve.

    The names of the two Class I nominees for election to the Board of Directors at the Annual Meeting, their ages as of the Record Date and certain information about them are set forth below. The names of the current Class II and Class III directors with unexpired terms, their ages as of the Record Date and certain information about them are also set forth below.

                                                                                                                 DIRECTOR
NAME                                                  AGE                   PRINCIPAL OCCUPATION                   SINCE
- ------------------------------------------------      ---      -----------------------------------------------  -----------
NOMINEES FOR CLASS I DIRECTORS

Michael L. Eagle................................          49   Vice President, Manufacturing, Eli Lilly and         --
                                                               Company

Serge Lashutka..................................          49   Manager of Organizational Development, Unocal        --
                                                               Corporation

CONTINUING CLASS II DIRECTORS

James W. Vetter, M.D............................          39   Staff Cardiologist, Sequoia Hospital                   1992

Mark A. Wan.....................................          31   General Partner, Three Arch Partners                   1992

CONTINUING CLASS III DIRECTORS

John B. Simpson, Ph.D., M.D.....................          52   Staff Cardiologist, Sequoia Hospital                   1992

Henry A. Plain, Jr..............................          38   President and Chief Executive Officer,                 1993
                                                               Perclose, Inc.

Vaughn D. Bryson................................          58   Vice Chairman of the Board, Vector Securities          1995
                                                               International, Inc.

    There are no family relationships among directors or executive officers of the Company.

    MR. EAGLE has held various management positions in the pharmaceutical and medical device units of Eli Lilly and Company ("Lilly"), a diversified pharmaceutical and medical products company, since 1983, and currently serves as Vice President, Manufacturing. From June 1993 until January 1994, he served as Vice President of pharmaceutical manufacturing for Lilly, and from January 1991 until June 1993, he served as Vice President of the vascular intervention component of the Medical Devices and Diagnostics Division of Lilly. From 1988 to 1991, Mr. Eagle was President and Chief Executive Officer of IVAC Corporation, a Lilly subsidiary. From 1983 to 1988, he held various positions with Advanced Cardiovascular Systems, Inc., a former Lilly subsidiary, serving most recently as Senior Vice

President of Manufacturing from 1985 to 1988. Mr. Eagle holds a B.S. in mechanical engineering from GMI Engineering and Management Institute and a M.S. in industrial administration from Purdue University.

    MR. LASHUTKA is Manager of Organizational Development of Unocal Corporation, a major oil, gas and chemical company. From 1993 to April 1996, Mr. Lashutka was Director, Organization Development, and Senior Consultant of Pacific Health Systems, Inc., a managed health care organization. From 1979 to 1993, he was Manager of the Organization Effectiveness Department at the Kaiser Permanente Medical Care Program, a major managed health care organization operating in California. Mr. Lashutka holds a B.A. from Ohio State University, an M.A. in Psychology from the United States International University and an M.B.A. from the University of California at Berkeley.

    DR. VETTER is a co-founder of the Company and has served as a director of the Company and a consultant and medical advisor to the Company since its inception. Since 1989, Dr. Vetter has served as a Staff Cardiologist at Sequoia Hospital in Redwood City, California.

    MR. WAN has served as a Director of Perclose since September 1992. He has been a General Partner of Three Arch Partners, a venture capital firm specializing in health care investments since October 1993. From 1987 to 1993, Mr. Wan held various positions at Brentwood Associates, a venture capital firm, most recently as a General Partner. He is a director of General Surgical Innovations, Inc.

    DR. SIMPSON co-founded Perclose in March 1992 and has served as Chairman of the Board since the Company's inception. He has served as a Staff Cardiologist at Sequoia Hospital in Redwood City, California since 1981.

    MR. PLAIN joined Perclose in February 1993 as President and Chief Executive Officer and a member of the Company's board of directors. From 1981 until joining the Company, Mr. Plain held various management positions in the pharmaceutical, agricultural and medical device units of Lilly, serving most recently as Director of Worldwide Manufacturing Human Resources from November 1992 to February 1993.

    MR. BRYSON has served as a Director of Perclose since January 1995. He is Vice Chairman of the Board of Vector Securities International, Inc., a Chicago-based investment banking firm. Mr. Bryson spent 32 years in increasingly senior marketing and line management positions with Lilly, serving as Executive Vice President from 1986 until November 1991 and as President and Chief Executive Officer from November 1991 until June 1993. He also served as a director of Lilly from 1984 until 1993. Mr. Bryson is a director of ARIAD Pharmaceuticals, Inc., Endovascular Technologies, Inc., Fusion Medical Technologies, Inc., Napro Biotherapeutics, Inc. and Vector Securities International, Inc.

    Robert C. Bellas, Jr. and Tomoaki Hinohara, M.D. are not standing for re-election.

BOARD MEETINGS, COMMITTEES AND DIRECTOR COMPENSATION

    The Board of Directors of the Company held six meetings during the fiscal year ended March 31, 1996.

    The Board of Directors has an Audit Committee and a Compensation Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee. From time to time, the Board has created various ad hoc committees for special purposes. No such committee is currently functioning.

    The Audit Committee consists of directors Wan and Bellas. Upon the election of Mr. Bellas' successor, Mr. Bellas will cease to be member of the Audit Committee. The Audit Committee is responsible for reviewing the results and scope of the audit and other services provided by the Company's independent auditors. The Audit Committee held two meetings in the last fiscal year.

    The Compensation Committee consists of directors Wan, Simpson and Bryson. The Compensation Committee reviews and makes recommendations to the Board concerning salaries and incentive compensation for executive officers and certain employees of the Company. The Compensation Committee held two meetings during the last fiscal year. Mr. Plain, President and Chief Executive Officer of the Company, participates fully with all other committee members in recommending salaries and incentive compensation to the board of directors, except that he does not participate in committee proceedings relating to his salary and compensation.

COMPENSATION OF DIRECTORS

    Directors of the Company do not receive cash compensation for services they provide as directors. From time to time, certain directors who are not employees of the Company have received grants of options to purchase shares of the Company's Common Stock. Under the 1995 Director Option Plan, directors who are not employees of the Company receive options to purchase up to 15,000 shares of Common Stock upon joining the Board of Directors and annual grants of options to purchase up to 5,000 shares of Common Stock. The Company does not provide additional compensation for committee participation or special assignments of the Board of Directors.

VOTE REQUIRED

    The two nominees receiving the highest number of affirmative votes of the shares entitled to vote on this matter shall be elected as the Class I directors.

    THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE NOMINEES SET FORTH HEREIN.

                                 PROPOSAL NO. 2

           APPROVAL OF THE AMENDMENT OF THE COMPANY'S 1992 STOCK PLAN

    The Company's Board of Directors and stockholders have previously adopted and approved the 1992 Stock Plan (the "Stock Plan"). A total of 1,650,000 shares of Common Stock have been reserved for issuance under the Stock Plan, and only 165,000 shares were available for future grant as of the Record Date. In July 1996, the Board of Directors authorized an amendment to the Stock Plan, subject to stockholder approval, to increase the shares reserved for issuance thereunder by 450,000, bringing the total number of shares issuable under the Option Plan to 2,100,000.

    A vote for the amendment of the Stock Plan will constitute approval of both the proposed increase in the number of shares authorized for issuance under the Stock Plan and the proposed expansion of the designation of persons eligible to be granted stock options and stock purchase rights under the Plan to include directors who are not also employees of the Company ("Outside Directors"). The amendment to make Outside Directors eligible for option or stock purchase right grants under the Stock Plan is being proposed in light of changes in certain rules promulgated by the Securities and Exchange Commission (the "SEC") which will take effect on August 15, 1996. At present, the Company does not have any plans to grant options or stock purchase rights under the Plan to Outside Directors, but in light of the SEC rule change, the Company desires to have the flexibility to alter its policies with respect to granting options or stock purchase rights to Outside Directors in the future.

    At the Annual Meeting, the stockholders are being requested to consider and approve the proposed amendments to the Stock Plan to increase the number of shares of Common Stock reserved for issuance thereunder and to provide for the grant of options and stock purchase rights under the Stock Plan to Outside Directors. The Board of Directors believes that the amendments are necessary to enable the Company to, among other things, continue its policy of employee stock ownership as a means to motivate high levels of performance and to recognize key employee accomplishments. A summary of the Stock Plan is set forth below.

SUMMARY OF THE 1992 STOCK PLAN

    GENERAL. The Stock Plan was originally adopted by the Board of Directors in August 1992 and approved by the stockholders in August 1992. The Option Plan authorizes the Board of Directors (the

"Board"), or one or more committees which the Board may appoint from among its members (the "Committee"), to grant options and rights to purchase Common Stock. Options granted under the Option Plan may be either "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options, as determined by the Board or the Committee.

    PURPOSE. The general purpose of the Option Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants and to promote the success of the Company's business.

    ADMINISTRATION. The Stock Plan may be administered by the Board or the Committee. Subject to the other provisions of the Stock Plan, the Administrator has the authority: (i) to determine the Fair Market Value; (ii) to select the Service Providers to whom Options and Stock Purchase Rights may be granted under the Stock Plan; (iii) to determine the number of shares of Common Stock to be covered by each Option and Stock Purchase Right granted under the Stock Plan;
(iv) to approve forms of agreement for use under the Stock Plan; (v) to determine the terms and conditions, not inconsistent with the terms of the Stock Plan, of any Option or Stock Purchase Right granted under the Stock Plan, including the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine; (vi) to reduce the exercise price of any Option or Stock Purchase Right to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option or Stock Purchase Right shall have declined since the date the Option or Stock Purchase Right was granted; (vii) to institute an Option Exchange Program;
(viii) to construe and interpret the terms of the Stock Plan and awards granted pursuant to the Stock Plan; (ix) to prescribe, amend and rescind rules and regulations relating to the Stock Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws; (x) to modify or amend each Option or Stock Purchase Right (subject to Section 15(c) of the Stock Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Stock Plan; (xi) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the amount required to be withheld; (xii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or Stock Purchase Right previously granted by the Administrator; and (xiii) to make all other determinations deemed necessary or advisable for administering the Stock Plan.

    ELIGIBILITY. The Stock Plan provides that options and rights may be granted to the Company's employees, directors who are employees and independent contractors. Incentive stock options may be granted only to employees. Any optionee who owns more than 10% of the combined voting power of all classes of outstanding stock of the Company (a "10% Stockholder") is not eligible for the grant of an incentive stock option unless the exercise price of the option is at least 110% of the fair market value of the Common Stock on the date of grant. A vote for the amendment of the Stock Plan will constitute approval of the proposed expansion of the designation of persons eligible to be granted options under the Plan to include Outside Directors.

    TERMS AND CONDITIONS OF OPTIONS. Each option granted under the Stock Plan is evidenced by a written stock option agreement between the optionee and the Company and is subject to the following terms and conditions:

    (a) EXERCISE PRICE. The Board or the Committee determines the exercise price of options to purchase shares of Common Stock at the time the options are granted. However, excluding options issued to 10% Stockholders, the exercise price under an incentive stock option must not be less than 100% of the fair market value of the Common Stock on the date the option is granted. If the Common

Stock is listed on any established stock exchange or a national market system, the fair market value shall be the closing sale price for such stock (or the closing bid if no sales were reported) on the date the option is granted. If the Common Stock is traded on the over-the-counter market, the fair market value shall be the mean of the high bid and high ask prices on the date the option is granted.

    (b) FORM OF CONSIDERATION. The means of payment for shares issued upon exercise of an option is specified in each option agreement and generally may be made by cash, check, promissory note, other shares of Common Stock of the Company owned by the optionee, consideration received by the Company under a formal cashless exercise program adopted by the Company, a reduction in the amount of any Company liability to the Optionee, or by a combination thereof.

    (c) EXERCISE OF THE OPTION. Each stock option agreement will specify the term of the option and the date when the option is to become exercisable. However, in no event shall an option granted under the Stock Plan be exercised more than 10 years after the date of grant. Moreover, in the case of an incentive stock option granted to a 10% Stockholder, the term of the option shall be for no more than five years from the date of grant. To date, all options granted under the Stock Plan vest 25% annually, starting one year from the date of grant.

    (d) TERMINATION OF EMPLOYMENT. If an optionee's employment terminates for any reason (other than death or permanent disability), then all options held by such optionee under the Stock Plan expire upon the earlier of (i) such period of time as is set forth in his or her option agreement (but not to exceed ninety days after the termination of his or her employment in the event of an incentive stock option) or (ii) the expiration date of the option. The optionee may exercise all or part of his or her option at any time before such expiration to the extent that such option was exercisable at the time of termination of employment.

    (e) PERMANENT DISABILITY. If an employee is unable to continue employment with the Company as a result of permanent and total disability (as defined in the Code), then all options held by such optionee under the Stock Plan shall expire upon the earlier of (i) 12 months after the date of termination of the optionee's employment or (ii) the expiration date of the option. The optionee may exercise all or part of his or her option at any time before such expiration to the extent that such option was exercisable at the time of termination of employment.

    (f) DEATH. If an optionee dies while employed by the Company, his or her option shall expire upon the earlier of (i) 12 months after the optionee's death or (ii) the expiration date of the option. The executors or other legal representative or the optionee may exercise all or part of the optionee's option at any time before such expiration to the extent that such option was exercisable at the time of death.

    (g) TERMINATION OF OPTIONS. Each stock option agreement will specify the term of the option and the date when all or any installment of the option is to become exercisable. Notwithstanding the foregoing, however, the term of any incentive stock option shall not exceed 10 years from the date of grant. No options may be exercised by any person after the expiration of its term.

    (h) NONTRANSFERABILITY OF OPTIONS. Unless determined otherwise by the Administrator, during an optionee's lifetime, his or her option(s) shall be exercisable only by the optionee and shall not be transferable other than by will or laws of descent and distribution.

    (i) VALUE LIMITATION. If the aggregate fair market value of all shares of Common Stock subject to an optionee's incentive stock option which are exercisable for the first time during any calendar year exceeds $100,000, the excess options shall be treated as nonstatutory options.

    (j) OTHER PROVISIONS. The stock option agreement may contain such terms, provisions and conditions not inconsistent with the Stock Plan as may be determined by the Board or Committee.

    ADJUSTMENT UPON CHANGES IN CAPITALIZATION, CORPORATE TRANSACTIONS. In the event that the stock of the Company is changed by reason of any stock split, reverse stock split, stock dividend, recapitalization or other change in the capital structure of the Company, appropriate proportional adjustments shall be made in the number and class of shares of stock subject to the Stock Plan, the number and class of shares of stock subject to any option or right outstanding under the Stock Plan, and the exercise price of any such outstanding option or night. Any such adjustment shall be made upon approval of the Board and, if required, the stockholders of the Company, whose determination shall be conclusive. Notwithstanding the above, in connection with any merger, consolidation, acquisition of assets or like occurrence involving the Company, each outstanding option and right shall be assumed or an equivalent option or right substituted by a successor corporation. If the successor corporation does not assume the options or substitute substantially equivalent options, then the exercisability of all outstanding options and rights shall be automatically accelerated.

    AMENDMENT, SUSPENSIONS AND TERMINATION OF THE STOCK PLAN. The Board may amend, suspend or terminate the Stock Plan at any time; provided, however, that stockholder approval is required for any amendment to the extent necessary to comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934 or
Section 422 of the Code, or any similar rule or statute. In any event, the Stock Plan will terminate automatically in 2002.

    FEDERAL TAX INFORMATION. Options granted under the Stock Plan may be either incentive stock options, as defined in Section 422 of the Code, or nonstatutory options.

    An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% stockholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

    All other options which do not quality as incentive stock options are referred to as nonstatutory options. An optionee will not recognize any taxable income at the time he is granted a nonstatutory option. However, upon its exercise, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sales price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

    Subject to Section 162(m) of the Code, the Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonstatutory option.

    Stock purchase rights are taxed in substantially the same manner as nonstatutory options.

    The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the Stock Plan, does not purport to be complete, and does not discuss the tax consequences of the optionee's death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.

VOTE REQUIRED

    The approval of the amendment of the Stock Plan requires the affirmative vote of a majority of the shares of the Company's Common Stock present and voting at the Annual Meeting.

    THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE AMENDMENT OF THE 1992 STOCK PLAN SET FORTH HEREIN.

                                 PROPOSAL NO. 3

            RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending March 31, 1997 and recommends that the stockholders vote FOR confirmation of such selection. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

    THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 1997.

                             EXECUTIVE COMPENSATION

COMPENSATION TABLES

    SUMMARY COMPENSATION TABLE. The following table sets forth certain compensation paid by the Company to the Chief Executive Officer and the four other most highly compensated executive officers of the Company for services rendered during each of the fiscal years ended March 31, 1995 and 1996:

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM
                                                                                      COMPENSATION
                                                                                      -------------
                                                              ANNUAL COMPENSATION       AWARDS OF      ALL OTHER
                                                  FISCAL    ------------------------     OPTIONS      COMPENSATION
NAME AND PRINCIPAL POSITION                        YEAR     SALARY ($)    BONUS ($)   (# OF SHARES)       ($)
- -----------------------------------------------  ---------  -----------  -----------  -------------  --------------
Henry A. Plain, Jr.............................       1996   $ 187,370    $  35,000        30,000    $        800(1)
 President and Chief Executive Officer                1995     152,019       26,382        --              18,770(2)

Randolph E. Campbell...........................       1996     105,091       10,000        15,000             850(1)
 Vice President of Operations                         1995      96,776       --            --              47,309(3)

Jeffrey M. Closs...............................       1996     189,468(4)     10,000       15,000          75,125(5)
 Vice President of International Sales and            1995     135,957(6)      5,000       --             110,955(7)
 Marketing, General Manager, Europe

Ronald W. Songer...............................       1996     107,260       10,000        15,000             850(1)
 Vice President of Research and Development           1995     104,102        5,000        --                 732(1)

Steve M. Van Dick (8)..........................       1996     112,601       10,000        15,000          87,267(9)
 Vice President of Finance and Administration         1995       3,530       --            65,000          --
 and Chief Financial Officer

- ------------------------

(1) Consists of life insurance premiums paid by the Company.

(2) Consists of housing expenses totaling $18,000 and life insurance premiums totaling $770, all paid by the Company.

(3) Consists of relocation expenses totaling $46,577 and life insurance premiums totaling $732, all paid by the Company.

(4) Includes commissions totaling $28,508.

(5) Includes European housing assistance payments totaling $74,375 and life insurance premiums totaling $750, all paid by the Company.

(6) Includes commissions totaling $40,900.

(7) Consists of an international equalization allowance totaling $110,340 and life insurance premiums totaling $655, all paid by the Company.

(8) Effective March 31, 1996, Mr. Van Dick resigned his positions with the Company. Effective May 8, 1996, Kenneth E. Ludlum is the Company's Vice President of Finance and Administration and Chief Financial Officer.

(9) Includes compensation in the amount of $85,991, representing the aggregate difference between the stock option exercise price offered to Mr. Van Dick in his employment offer and actual stock option exercise price when Mr. Van Dick joined the Company and life insurance premiums paid by the Company totaling $1,276.

    OPTION GRANTS IN LAST FISCAL YEAR. The following table sets forth information with respect to each grant of stock options made during the fiscal year ended March 31, 1996 to each executive officer named in the Summary Compensation Table above:

                          OPTION GRANTS IN FISCAL 1996

                                                  % OF TOTAL                            POTENTIAL REALIZABLE VALUE
                                   NUMBER OF        OPTIONS                             AT ASSUMED ANNUAL RATES OF
                                   SECURITIES     GRANTED TO   EXERCISE OF               STOCK PRICE APPRECIATION
                                   UNDERLYING      EMPLOYEES      BASE                     FOR OPTION TERM (2)
                                    OPTIONS        IN FISCAL    PRICE (1)   EXPIRATION  --------------------------
                                 GRANTED (1)(#)      YEAR        ($/SH)        DATE       5% ($)        10% ($)
                                ----------------  -----------  -----------  ----------  -----------  -------------
Henry A. Plain, Jr............         30,000          10.8%    $   23.50     01/31/06  $   443,371  $   1,123,588
Randolph E. Campbell..........         15,000            5.4        23.50     01/31/06      221,685        561,794
Jeffrey M. Closs..............         15,000            5.4        23.50     01/31/06      221,685        561,794
Ronald W. Songer..............         15,000            5.4        23.50     01/31/06      221,685        561,794
Steve M. Van Dick.............         15,000            5.4        23.50     01/31/06      221,685        561,794

- ------------------------

(1) The exercise price and tax withholding obligations related to exercise may in some cases, be paid by delivery of other shares or by offset of the shares subject to the options.

(2) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price. The Company did not use an alternative formula for a grant date valuation, as the Company does not believe that any formula will determine with reasonable accuracy a present value based on future unknown or volatile factors.

    AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES. The following table sets forth, for each of the executive officers named in the Summary Compensation Table above, information with respect to each exercise of stock options during the fiscal year ended March 31, 1996 and the value of unexercised options at March 31, 1996:

         AGGREGATE OPTION EXERCISES IN FISCAL 1996 AND YEAR-END VALUES

                                                                    NUMBER OF SECURITIES
                                                                   UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                                        SHARES                       OPTIONS AT FISCAL       IN-THE-MONEY OPTIONS AT
                                      ACQUIRED ON      VALUE              YEAR-END             FISCAL YEAR-END(2)
                                       EXERCISE    REALIZED (1)   EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
NAME                                      (#)           ($)                 (#)                        ($)
- ------------------------------------  -----------  -------------  ------------------------  -------------------------
Henry A. Plain, Jr..................      --            --               --/30,000                    --/--
Randolph E. Campbell................      --            --               --/15,000                    --/--
Jeffrey M. Closs....................      --            --               --/15,000                    --/--
Ronald W. Songer....................      --            --               --/15,000                    --/--
Steve M. Van Dick...................      65,000    $   780,000          --/15,000                    --/--

- ------------------------

(1) Based on the last reported sale price of the Company's Common Stock on the date of exercise.

(2) Based on a fair market value of $23.50, which was the last reported sale price of the Company's Stock on March 29, 1996.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

    Until his resignation effective March 31, 1996, the Company had an employment agreement with Steve M. Van Dick, its Vice President and Chief Financial Officer. The agreement provided that in the event of a change in control of the Company, all of Mr. Van Dick's then unvested stock options would become fully vested and that, if Mr. Van Dick's employment were terminated voluntarily or involuntarily within twelve months following such change in control, he would be entitled to receive six months severance pay in the event of voluntary termination and twelve months severance pay in the event of involuntary termination. The agreement did not provide for any specified term of employment. No payments were made to Mr. Van Dick under the agreement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

    During the year ended March 31, 1996, Messrs. Simpson, Bryson, Wan and Plain served as the compensation committee of the Company's board of directors. Mr. Plain, the Company's President and Chief Executive Officer, ceased serving as a member of the Compensation Committee in September 1995. During the year ended March 31, 1996, persons and an entity affiliated with Dr. Simpson, Chairman of the Board of Directors, purchased 200,000 shares of the Company's Preferred Stock. In addition, Dr. Simpson holds 20,000 options to purchase Common Stock of the Company. Mr. Bryson holds 60,000 options to purchase Common Stock of the Company. During the year ended March 31, 1996, entities affiliated with Mr. Wan, a Director of the Company, purchased 6,218 shares of the Company's Preferred Stock. In addition, Mr. Wan holds 60,000 options to purchase Common Stock of the Company. No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

                      BOARD COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

    THE FOLLOWING IS PROVIDED TO STOCKHOLDERS BY THE MEMBERS OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:

    The Compensation Committee of the Board of Directors (the "Committee"), comprising three outside directors, is responsible for the administration of the Company's compensation programs. These programs include base salary for executive officers and both annual and long-term incentive compensation programs. The Company's compensation programs are designed to provide a competitive level of total compensation and include incentive and equity ownership opportunities linked to the Company's performance and stockholder return.

COMPENSATION PHILOSOPHY

    The design and implementation of the Company's executive compensation programs are based on a series of guiding principles derived from the Company's values, business strategy and management requirements. These principles may be summarized as follows:

    - Align the financial interests of the management team with the Company and its stockholders;

    - Attract,  motivate  and  retain  high-caliber  individuals  necessary   to
      increase total return to stockholders;

    - Provide a total compensation program where a significant portion of pay is
      linked   to  individual  achievement  and  short-  and  long-term  Company performance; and

    - Emphasize reward for performance at the individual, team and Company levels.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

    The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code adopted under the Federal Revenue Reconciliation Act of 1993. Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the named executive officers, unless compensation is performance based. Since the targeted cash compensation of each of the named executive officers is well below the $1 million threshold and the Committee believes that any options granted under the Company's stock option plan will meet the requirement of being performance based under the transition provisions provided in the regulations under Section 162(m), the Committee believes that Section 162(m) will not reduce the tax deduction available to the Company. The Company's policy is to qualify to the extent reasonable its executive officers' compensation for deductibility under applicable tax laws.

COMPENSATION PROGRAM

    The Company's executive compensation program has three major components, all of which are intended to attract, retain and motivate executive officers consistent with the principles set forth above. The Committee considers these components of compensation individually as well as collectively in determining total compensation for executive officers.

    1. BASE SALARY. Each fiscal year the Committee establishes base salaries for individual executive officers based upon (i) industry and peer group surveys, (ii) responsibilities, scope and complexity of each position and (iii) performance judgments as to each individual's past and expected future contributions. The Committee reviews with the Chief Executive Officer and approves, with appropriate modifications, an annual base salary plan for the Company's executive officers other than the Chief Executive Officer. The Committee reviews and fixes the base salary of the Chief Executive Officer based on similar competitive compensation data and the Committee's assessment of his past performance and its expectations as to his future contributions in leading the Company.

    2.   ANNUAL  CASH  (SHORT-TERM)  INCENTIVES.   Annual  cash  incentives  are
established to provide a direct linkage between individual pay and annual corporate performance. Target annual bonus awards are established for executive officer positions based upon industry and peer group surveys and range from 5% to 20% of base salary, with 20% for the chief executive officer position. Each officer who served in an executive capacity during the Last Fiscal Year, including the Chief Executive Officer, received a cash bonus for such service ranging in amount from approximately 5% to approximately 19% of base salary. In establishing bonus amounts, the Committee generally considers the performance of each officer in his or her respective area of accountability, each officer's respective contribution to the success of the Company and competitive data for similar positions. In establishing bonus awards for the Last Fiscal Year, the Committee also considered the Company's successful product development programs and clinical trials during the year, as well as financial performance for the Last Fiscal Year. Each officer establishes operating objectives for the functional area of the business for which they take responsibility at the beginning of the Company's fiscal year. At the end of the year, they are rated on the attainment of those objectives. A portion of their annual performance bonus also may be based on attainment of the overall corporate goals and objectives, which are also determined at the beginning of the Company's fiscal year. Each officer may receive a portion or the full amount of their targeted annual performance based bonus. The bonus award to the Chief Executive Officer was approximately 19% of his base salary.

    3. EQUITY BASED INCENTIVE COMPENSATION. Long-term incentives for the Company's employees are provided under the Company's stock option plans. Each fiscal year, the Committee considers the desirability of granting to executive officers long-term incentives in the form of stock options. These option grants are intended to motivate the executive officers to manage the business to improve long-term Company performance and align the financial interests of the management team with the Company and its stockholders. The Committee established the grants of stock options to executive officers (other than the Chief Executive Officer) in the Last Fiscal Year, based upon a review with the Chief Executive Officer of proposed individual awards, taking into account each officer's scope of responsibility and specific assignments, strategic and operational goals applicable to the officer, anticipated performance requirements and contributions of the officer and competitive data for similar positions. The Committee independently reviewed these same factors in determining the option grant to the Chief Executive Officer. During the Last Fiscal Year, an option award of 30,000 shares of Common Stock was granted to the Chief Executive Officer. This was the only option grant made to the Chief Executive Officer since September 20, 1993. All stock options granted to executive officers in the Last Fiscal Year provide for vesting over a four-year period.

                                          Respectfully submitted,

                                          John B. Simpson, Ph.D., M.D.
                                          Vaughn D. Bryson
                                          Mark A. Wan

    THE FOREGOING COMPENSATION COMMITTEE REPORT SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

                            STOCK PERFORMANCE GRAPH

    The following graph compares the cumulative total return to stockholders of the Company's Common Stock at March 31, 1996 since November 7, 1995 (the date the Company first became subject to the reporting requirements of the Exchange
Act) to the cumulative total return over such period of (i) "Nasdaq Stock Market
- --   U.S."  index,  and  (ii)  the  Hambrecht  &  Quist  "Healthcare,  Excluding
Biotechnology" index. The graph assumes the investment of $100 on November 7, 1995 in the Company's Common Stock and each of such indices (from October 31, 1995) and reflect the change in the market price of the company's Common Stock relative to the noted indices at March 31, 1996 and not for any interim period. The performance shown is not necessarily indicative of future price performance.

                 COMPARISON OF 5 MONTH CUMULATIVE TOTAL RETURN*
             AMONG PERCLOSE, INC., THE NASDAQ STOCK MARKET-US INDEX
       AND THE HAMBRECHT & QUIST HEALTHCARE-EXCLUDING BIOTECHNOLOGY INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                      11/7/95    3/1/96
Perclose Inc.                              100        181
NASDAQ STOCK MARKET - US                   100        106
H & Q HLTHCARE - EXCL BIOTEC               100        117

* $100 INVESTED ON 11/07/95 IN STOCK OR ON 10/31/95 IN INDEX. INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING MARCH 31.

    THE INFORMATION CONTAINED IN THE STOCK PERFORMANCE GRAPH SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE FILED WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THE SECURITIES ACT OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

                              CERTAIN TRANSACTIONS

    During the fiscal year ended March 31, 1996, the Company made payments to the following members of its Board of Directors pursuant to consulting arrangements between the Company and such directors: John B. Simpson, Ph.D., M.D. ($62,609.24); James W. Vetter, M.D. ($134,286.12); and Tomoaki Hinohara ($60,029.73).

    During the fiscal year ended March 31, 1996, the Company issued and sold shares of Series D Preferred Stock at a price of $10.00 per share, respectively, to the following persons and entities affiliated with directors.

NAME                                                                  SHARES
- -------------------------------------------------------------------  ---------
PERSONS AND ENTITIES AFFILIATED WITH DIRECTORS
Children of and custodianship for the benefit of a child of John B.
 Simpson, Ph.D., M.D. (1)..........................................    200,000
Morgenthaler Venture Partners (Robert C. Bellas, Jr.)..............     16,474
Three Arch Partners (Mark A. Wan)..................................      6,218

    Upon the completion of the Company's initial public offering in November 1995, each outstanding share of Series D Preferred Stock was converted into one share of Common Stock.

                                 OTHER MATTERS

    The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board of Directors may recommend.

    THE COMPANY WILL MAIL WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO INVESTOR RELATIONS, PERCLOSE, INC., 199 JEFFERSON DRIVE, MENLO PARK, CALIFORNIA 94025.

                                          THE BOARD OF DIRECTORS

Dated: July 29, 1996

                           PERCLOSE, INC.

                           1992 STOCK PLAN
           (AS PROPOSED TO BE AMENDED SEPTEMBER 24, 1996)


    1.  PURPOSES OF THE PLAN.  The purposes of this Stock Plan are:

        - to attract and retain the best available personnel for positions of substantial responsibility,

        - to provide additional incentive to Employees, Directors and Consultants, and

        -   to promote the success of the Company's business.

    Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.

    2.  DEFINITIONS.  As used herein, the following definitions shall apply:

        (a) "ADMINISTRATOR" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

        (b) "APPLICABLE LAWS" means the requirements relating to the administration of stock option plans under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are, or will be, granted under the Plan.

        (c) "BOARD" means the Board of Directors of the Company.

        (d) "CODE" means the Internal Revenue Code of 1986, as amended.

        (e) "COMMITTEE" means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

        (f) "COMMON STOCK" means the Common Stock of the Company.

        (g) "COMPANY" means Perclose, Inc., a Delaware corporation.

        (h) "CONSULTANT" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services and who is compensated for such services.

        (i) "DIRECTOR" means a member of the Board.

        (j) "DISABILITY" means total and permanent disability as defined in
Section 22(e)(3) of the Code.

        (k) "EMPLOYEE" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

        (l) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

        (m) "FAIR MARKET VALUE" means, as of any date, the value of Common Stock determined as follows:

            (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in THE WALL STREET JOURNAL or such other source as the Administrator deems reliable;

            (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in THE WALL STREET JOURNAL or such other source as the Administrator deems reliable;

            (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

        (n) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

        (o) "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

        (p) "NOTICE OF GRANT" means a written or electronic notice evidencing certain terms and conditions of an individual Option or Stock Purchase Right grant. The Notice of Grant is part of the Option Agreement.

        (q) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

        (r) "OPTION" means a stock option granted pursuant to the Plan.

        (s) "OPTION AGREEMENT" means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

        (t) "OPTION EXCHANGE PROGRAM" means a program whereby outstanding options are surrendered in exchange for options with a lower exercise price.

        (u) "OPTIONED STOCK" means the Common Stock subject to an Option or Stock Purchase Right.

        (v) "OPTIONEE" means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

        (w) "PARENT" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

        (x) "PLAN" means this Perclose, Inc. 1992 Stock Plan.

        (y) "RESTRICTED STOCK" means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 11 below.

        (z) "RESTRICTED STOCK PURCHASE AGREEMENT" means a written agreement between the Company and the Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

        (aa) "RULE 16B-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

        (bb) "SECTION 16(b)" means Section 16(b) of the Securities Exchange Act of 1934, as amended.

        (cc)   "SERVICE PROVIDER" means an Employee, Director or
Consultant.

        (dd) "SHARE" means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

        (ee) "STOCK PURCHASE RIGHT" means the right to purchase Common Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

        (ff) "SUBSIDIARY" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

    3. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 2,100,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

        If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); PROVIDED, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

    4.  ADMINISTRATION OF THE PLAN.

        (a) PROCEDURE.

            (i) MULTIPLE ADMINISTRATIVE BODIES. The Plan may be administered by different Committees with respect to different groups of Service Providers.

            (ii) SECTION 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

            (iii) RULE 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the Plan shall be administered by the Board or a Committee of two or more "non-employee directors" within the meaning of Rule 16b-3.

            (iv) OTHER ADMINISTRATION. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

        (b) POWERS OF THE ADMINISTRATOR. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

            (i)   to determine the Fair Market Value;

            (ii) to select the Service Providers to whom Options and Stock Purchase Rights may be granted hereunder;

            (iii) to determine the number of shares of Common Stock to be covered by each Option and Stock Purchase Right granted hereunder;

            (iv)  to approve forms of agreement for use under the Plan;

            (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option or Stock Purchase Right granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

            (vi) to reduce the exercise price of any Option or Stock Purchase Right to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option or Stock Purchase Right shall have declined since the date the Option or Stock Purchase Right was granted;

           (vii)  to institute an Option Exchange Program;

          (viii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

            (ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

            (x) to modify or amend each Option or Stock Purchase Right (subject to Section 15(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

            (xi) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the amount required to be withheld.

The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

            (xii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or Stock Purchase Right previously granted by the Administrator;

            (xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

        (c) EFFECT OF ADMINISTRATOR'S DECISION. The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options or Stock Purchase Rights.

    5. ELIGIBILITY. Nonstatutory Stock Options and Stock Purchase Rights may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

    6.  LIMITATIONS.

        (a) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

        (b) Neither the Plan nor any Option or Stock Purchase Right shall confer upon an Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such relationship at any time, with or without cause.

        (c) The following limitations shall apply to grants of Options:

            (i) No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 75% of the Shares.

            (ii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in
Section 13.

            (iii) If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 13), the cancelled Option will be counted against the limits set forth in subsection (i) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

    7. TERM OF PLAN. Subject to Section 19 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 15 of the Plan.

    8. TERM OF OPTION. The term of each Option shall be stated in the Option Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

    9.  OPTION EXERCISE PRICE AND CONSIDERATION.

        (a) EXERCISE PRICE. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

            (i) In the case of an Incentive Stock Option

                (A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                (B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

             (ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

             (iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

        (b) WAITING PERIOD AND EXERCISE DATES. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised.

        (c) FORM OF CONSIDERATION. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

            (i)    cash;

            (ii)   check;

            (iii)  promissory note;

            (iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

            (v) consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan;

            (vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

            (vii)  any combination of the foregoing methods of payment; or

            (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

    10. EXERCISE OF OPTION.

        (a) PROCEDURE FOR EXERCISE; RIGHTS AS A SHAREHOLDER. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence.
An Option may not be exercised for a fraction of a Share.

        An Option shall be deemed exercised when the Company receives:
(i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised.

Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

            Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

        (b) TERMINATION OF RELATIONSHIP AS A SERVICE PROVIDER. If an Optionee ceases to be a Service Provider, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that he or she is entitled to exercise it on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination. If, on the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

        (c) DISABILITY OF OPTIONEE. If an Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option at any time within twelve (12) months from the date of termination, but only to the extent that the Optionee is entitled to exercise it on the date of termination (and in no event later than the expiration of the term of the Option as set forth in the Option Agreement). If, on the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

        (d) DEATH OF OPTIONEE. If an Optionee dies while a Service Provider, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee would have been entitled to exercise the Option on the date of death. If, at the time of death, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option under the Optionee's will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

        (e) BUYOUT PROVISIONS. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

    11. STOCK PURCHASE RIGHTS.

        (a) RIGHTS TO PURCHASE. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

        (b) REPURCHASE OPTION. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

        (c) OTHER PROVISIONS. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

        (d) RIGHTS AS A SHAREHOLDER. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in
Section 13 of the Plan.

    12. NON-TRANSFERABILITY OF OPTIONS AND STOCK PURCHASE RIGHTS. Unless determined otherwise by the Administrator, an Option or Stock Purchase Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the

Administrator makes an Option or Stock Purchase Right transferable, such Option or Stock Purchase Right shall contain such additional terms and conditions as the Administrator deems appropriate.

    13. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, MERGER OR ASSET SALE.

        (a) CHANGES IN CAPITALIZATION. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option and Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

        (b) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action.

        (c) MERGER OR ASSET SALE. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or Stock Purchase Right, the Optionee shall fully vest in and have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option or Stock Purchase Right shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

    14. DATE OF GRANT. The date of grant of an Option or Stock Purchase Right shall be, for all purposes, the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

    15. AMENDMENT AND TERMINATION OF THE PLAN.

        (a) AMENDMENT AND TERMINATION. The Board may at any time amend, alter, suspend or terminate the Plan.

        (b) SHAREHOLDER APPROVAL. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

        (c) EFFECT OF AMENDMENT OR TERMINATION. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

    16. CONDITIONS UPON ISSUANCE OF SHARES.

        (a) LEGAL COMPLIANCE. Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

        (b) INVESTMENT REPRESENTATIONS. As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

    17. INABILITY TO OBTAIN AUTHORITY. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

    18. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

    19. SHAREHOLDER APPROVAL. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PERCLOSE, INC.
                      1996 ANNUAL MEETING OF SHAREHOLDERS

      The undersigned stockholder of Perclose, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement each dated July 26, 1996 and hereby appoints Henry A. Plain, Jr. and Kenneth E. Ludlum or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 1996 Annual Meeting of Stockholders of Perclose, Inc. to be held on September 24, 1996 at 10:00 a.m., local time, at the Company's principal executive offices located at 199 Jefferson Drive, Menlo Park, California 94025 and at any postponement or adjournment thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

1.         Election of Class I Directors
           / /  FOR               / /  WITHHOLD
           NOMINEES:      MICHAEL L. EAGLE      SERGE LASHUTKA
2.         Proposal  to approve an  amendment to the 1992  Stock Plan to (a)  increase the shares of  Common Stock reserved for issuance thereunder by 450,000 to a new total of 2,100,000 shares and (b) provide for the grant of stock options and stock purchase rights under one 1992 Stock Plan to non-employee directors of one Company.
           / / FOR            / / AGAINST            / / ABSTAIN
3.         Proposal to ratify the appointment of Ernst & Young LLP  as independent auditors of the Company for the year  ending
           March 31, 1997.
           / / FOR            / / AGAINST            / / ABSTAIN

                                SEE REVERSE SIDE

      THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF THE TWO NOMINATED CLASS I DIRECTORS; (2) FOR APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1992 STOCK PLAN; (3) FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS, AND AS THE PROXY HOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

      PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. IF THE STOCK IS REGISTERED IN THE NAMES OF TWO OR MORE PERSONS, EACH SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS AND ATTORNEYS-IN-FACT SHOULD ADD THEIR TITLES. IF SIGNER IS A CORPORATION, PLEASE GIVE FULL CORPORATE NAME AND HAVE A DULY AUTHORIZED OFFICER SIGN, STATING TITLE. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

      PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

                                             DATE: ______________________ , 1996
                                             ___________________________________
                                                        SIGNATURE(S)
                                             ___________________________________
                                                        SIGNATURE(S)

                                             NOTE: (This Proxy should be marked,
                                             signed    by   the   stockholder(s)
                                             exactly as his or her name  appears
                                             hereon,  and  returned  promptly in
                                             the  enclosed   envelope.   Persons
                                             signing  in  a  fiduciary  capacity
                                             should so indicate.  If shares  are
                                             held   by   joint  tenants   or  as
                                             community  property,  both   should
                                             sign.)